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                                                                 Exhibit No. 5.1


        Opinion of Satterlee Stephens Burke & Burke LLP as to Legality of
                         the Securities being Registered


                      Satterlee Stephens Burke & Burke LLP
                           230 Park Avenue, Suite 230
                               New York, NY 10169


                                                              September 6, 2001



CanArgo Energy Corporation
c/o CanArgo Services (UK) Limited
150 Buckingham Palace Road
London, England SW1W 9TR

        Re: CanArgo Energy Corporation/Registration Statement on Form S-8

Dear Sirs:

     You have asked for our opinion in connection with a Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission for registration pursuant to the Securities Act of 1933, as amended, of 3,500,000 shares of common stock, $0.10 par value, of CanArgo Energy Corporation, a Delaware corporation (the "Company"), reserved for issuance pursuant to the Company's 1995 Long-Term Stock Incentive Plan (the "Plan").

     As counsel for the Company, we are familiar with the Plan, as amended to date, and with the corporate proceedings relating thereto and to the Registration Statement hereinabove referred to. Based thereon, it is our opinion that the shares reserved under the Plan will, upon issuance on exercise in accordance with the provisions of the stock option agreements evidencing options granted thereunder, be validly issued, fully paid and non-assessable with no personal liability attaching to the ownership thereof under the laws of the State of Delaware.

     We understand that a copy of this opinion will be filed as an exhibit to the Registration Statement and we hereby consent to such filing.

                                      SATTERLEE STEPHENS BURKE & BURKE LLP


                                      By:  /s/ Dennis R. Pinkernell
                                           ---------------------------
                                               A Member of the Firm